Exhibit 3.15

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
SL ACQUISITION, INC.

Pursuant to Sections 607.1003(6) and 607.1006, Florida Statutes, the Articles of Incorporation of SL Acquisition, Inc. (the “Corporation”) are hereby amended according to these Articles of Amendment:

FIRST:  The name of the Corporation is SL Acquisition, Inc.

SECOND:  Article I of the Articles of Incorporation shall be amended to change the name of the Corporation to “Door Installation Specialists Corporation”

THIRD:  The foregoing amendment was adopted by the written consent of the sole shareholder of the Corporation, constituting a sufficient number of votes for the amendment to be approved in accordance with Sections 607.0704 and 607.1003(6) of the Florida Statutes, as of January 11, 2005.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of January 18, 2005.

/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Assistant Secretary

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
SL ACQUISITION, INC.

Pursuant to Sections 607.1003(6) and 607.1006, Florida Statutes, the Articles of Incorporation of SL Acquisition, Inc. (the “Corporation”) are hereby amended according to these Articles of Amendment:

FIRST:  The name of the Corporation is SL Acquisition, Inc.

SECOND:  Article I of the Articles of Incorporation shall be amended to change the name of the Corporation to “Door Installation Specialists Corporation”

THIRD:  The foregoing amendment was adopted by the written consent of the sole shareholder of the Corporation, constituting a sufficient number of votes for the amendment to be approved in accordance with Sections 607.0704 and 607.1003(6) of the Florida Statutes, as of January 11, 2005.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of January 18, 2005.

/s/ Rose M. Murphy
Name: Rose M. Murphy
Title: Assistant Secretary

ARTICLES OF INCORPORATION
OF
SL ACQUISITION, INC.

The undersigned, acting as incorporator of SL Acquisition, Inc. under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

ARTICLE I. NAME

The name of the corporation is SL Acquisition, Inc.

ARTICLE II. ADDRESS

The mailing address of the corporation is:

One North Dale Mabry Highway, Suite 950
Tampa, Florida 33609

ARTICLE III. COMMENCEMENT OF EXISTENCE

The existence of the corporation will commence upon filing these articles of incorporation.

ARTICLE IV. PURPOSE

The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

ARTICLE V. AUTHORIZED SHARES

The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.

ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the corporation is One North Dale Mabry Highway, Suite 950, Tampa, Florida 33609, and the name of the corporation’s initial registered agent at that address is Rose M. Murphy.

ARTICLE VII. INITIAL BOARD OF DIRECTORS

The corporation shall have three directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The names and street addresses of the initial directors are:

Name	Address

Steven MacIsaac	One North Dale Mabry Highway #950 Tampa, Florida 33609

James U. Morrison	One North Dale Mabry Highway #950 Tampa, Florida 33609

Lawrence Repar	One North Dale Mabry Highway #950 Tampa, Florida 33609

ARTICLE VIII. INCORPORATOR

The name and street address of the incorporator is:

Name	Address

Rose M. Murphy	One North Dale Mabry Highway #950 Tampa, Florida 33609

The incorporator of the corporation assigns to this corporation her rights under Section 607.0201, Florida Statutes, to constitute a corporation, and she assigns to those persons designated by the board of directors any rights she may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

ARTICLE IX. BYLAWS

The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

ARTICLE X. AMENDMENTS

The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

The undersigned incorporator, for the purpose of forming a corporation under the laws of Florida, has executed these Articles of Incorporation this 26th day of August, 2004.

/s/ Rose M. Murphy
Rose M. Murphy, Incorporator

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Having been named as registered agent to accept service of process for the above stated corporation, at the place designated in this document, I am familiar with and accept the appointment as registered agent and agree to act in this capacity.

Dated this 26th day of August, 2004.

/s/ Rose M. Murphy
Rose M. Murphy, Registered Agent

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